Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP APPOINTS JOHN W. BITTNER, JR. AS CHIEF FINANCIAL OFFICER

CHESTER, WV — November 8, 2010 — MTR Gaming Group, Inc. (NasdaqGS: MNTG) today announced that the Board of Directors has appointed John W. Bittner, Jr. as permanent Chief Financial Officer, effective immediately.  Mr. Bittner officially replaces David Hughes, who tendered his resignation in September as Corporate Executive Vice President and Chief Financial Officer.

“John has been a valuable member of MTR Gaming over the past nine years, and it was an easy choice to expand John’s role to the Chief Financial Officer position,” said Steven Billick, Chairman of the Board and interim Chief Executive Officer for MTR Gaming.  “We are confident that John will continue to steer the company on the correct financial path.”

Mr. Bittner joined the Company in 2002 and most recently served as its Executive Vice President of Finance and Accounting.  Prior to joining the Company, Mr. Bittner was a Partner at Ernst & Young, LLP from 1987 to 2000.  He is a CPA licensed in Pennsylvania and received his Bachelor of Science degree in Accounting from Duquesne University.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates Mountaineer Casino, Racetrack & Resort in Chester, West Virginia; Presque Isle Downs & Casino in Erie, Pennsylvania; and Scioto Downs in Columbus, Ohio. For more information, please visit www.mtrgaming.com.

Except for historical information, this press release contains forward-looking statements. Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect. Those risks and uncertainties include, factors described in the Company’s periodic reports filed with the Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements, except as may be required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.

www.mtrgaming.com

John W. Bittner, Jr.

Chief Financial Officer

(724) 933-8122

jbittner@mtrgaming.com